UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2008

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events

Shredder Credit Facility

On May 14, 2008, we executed a new revolving credit facility with Branch Banking and Trust Company in the amount of $6.0 million to finance the purchase of our shredder system and complimentary facility improvements.  The security for this facility is the shredder and assets being purchased.  Our Board approved the acquisition and installation of the shredder system and complimentary facility improvements on June 21, 2007.

The revolving credit facility has a term beginning on May 14, 2008 and expiring on November 7, 2013.  The facility bears interest at the one month Libor rate, as published in the Wall Street Journal, plus 1.625% per annum.

The facility provides for interest only monthly payments commencing June 7, 2008, through November 7, 2008.  Thereafter, the facility requires us to make fifty-nine (59) monthly principal and interest payments of $61,923.07 commencing December 7, 2008 with one final payment of all remaining principal and accrued interest due on November 7, 2013.  The principal and interest payments of the facility are calculated on the basis of a ten (10) year amortization, resulting in a principal balance of approximately $3.4 million being due on before November 7, 2013, which we anticipate that we will refinance.

The facility contains certain restrictive and financial covenants.

Rental Fleet Credit Facility

On May 14, 2008, we also executed a new revolving credit facility with Branch Banking and Trust Company in the amount of $3.0 million to refinance our rental fleet, which will secure the facility.

The facility has a term beginning on May 14, 2008 and expiring on May 7, 2013. The facility bears interest at the one month Libor rate, as published in the Wall Street Journal, plus 1.625% per annum.

Fifty-nine (59) monthly principal and interest payments of $30,966.76 will commence on June 7, 2008 with one final payment of all remaining principal and accrued interest due on May 7, 2013.  The principal and interest payments of this facility are calculated on the basis of a ten (10) year amortization, resulting in a principal balance of approximately $1.7 million due at maturity.

This facility also contains certain restrictive and financial covenants.

ITEM 9.01.  Financial Statements and Exhibits

(c)	Exhibit	Description of Exhibit
	10.1	Loan Agreement dated May 7, 2008, by and between the Registrant and Branch Banking and Trust Company
	10.2	Promissory Note dated May 7, 2008, from the Registrant to Branch Banking and Trust Company
	10.3	Loan Agreement dated May 7, 2008, by and between the Registrant and Branch Banking and Trust Company
	10.4	Promissory Note dated May 7, 2008, from the Registrant to Branch Banking and Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: May 22, 2008	By:	/s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer